                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     DATE OF REPORT (Date of Earliest Event Reported):  December 20, 2001


                           MAIN STREET BANCORP, INC.
                           -------------------------
            (Exact name of registrant as specified in its charter)


                                 PENNSYLVANIA
                                 ------------
                (State or other jurisdiction of incorporation)


                     0-24145                          23-2960905
                     -------                          ----------
             (Commission file number)              (IRS employer ID)



            601 Penn Street, Reading,  PA                      19601
            -----------------------------                      -----
       (Address of principal executive office)               (Zip Code)

      Registrant's telephone number, including area code  (610) 685-1400



                                     NONE
                                     ----
     (Former name, address and fiscal year, if changed since last report.)
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Item 5.  Other Events and Regulation FD Disclosure.

     At a Special Meeting of Shareholders held on December 20, 2001, shareholders of Main Street Bancorp, Inc. (the "Corporation") approved the merger of the Company into Sovereign Bancorp, Inc. pursuant to an Agreement and Plan of Merger dated as of July 16, 2001, as amended. Closing on the merger is currently anticipated to occur on or about March 8, 2002. A copy of the Press Release announcing the shareholder approval of the merger is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)    Exhibits

            99.1 Press Release of Main Street Bancorp, Inc. dated December 20, 2001 regarding Special Meeting of Shareholders.

            99.2 Press Release of Main Street Bancorp, Inc. dated December 20, 2001 regarding fourth quarter projected operating income.

Item 9.  Regulation FD Disclosure

     On December 20, 2001, the Corporation announced that its operating income, which excludes realized securities gains/losses, special charges and other one-time charges, net of taxes, is projected to be $0.30-0.32 per share for the fourth quarter of 2001. A copy of the Press Release announcing the Corporation's projected operating income for the fourth quarter of 2001 is filed herewith as
Exhibit 99.2 and is incorporated herein by reference.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Main Street Bancorp, Inc.


Date: December 21, 2001            /s/  Brian M. Hartline
                                   ----------------------------------------
                                   Brian M. Hartline, President and
                                      Chief Executive Officer
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EXHIBIT INDEX

Exhibit No.         Description
-----------         ------------------------

99.1 Press Release of Main Street Bancorp, Inc. dated December 20, 2001 regarding Special Meeting of Shareholders.

99.2 Press Release of Main Street Bancorp, Inc. dated December 20, 2001 regarding fourth quarter projected operating income.